As filed with the Securities and Exchange Commission on November 4, 1999.

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                        MERCANTILE BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

              MARYLAND                                   52-0898572
    (State or other jurisdiction                        (IRS Employer
 of incorporation or organization)                   Identification No.)

                        MERCANTILE BANK & TRUST BUILDING
                                TWO HOPKINS PLAZA
                                 P. O. BOX 1477
                               BALTIMORE, MD 21203
                                 (410) 237-5900
          (Address and Telephone Number of Principal Executive Offices)

            MERCANTILE BANKSHARES CORPORATION 1999 OMNIBUS STOCK PLAN
                            (Full title of the Plan)

                              ALAN D. YARBRO, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                        MERCANTILE BANKSHARES CORPORATION
                        MERCANTILE BANK & TRUST BUILDING
                                TWO HOPKINS PLAZA
                                 P. O. BOX 1477
                               BALTIMORE, MD 21203
                                 (410) 237-5900
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                            ELIZABETH R. HUGHES, ESQ.
                        VENABLE, BAETJER AND HOWARD, LLP
                      1800 MERCANTILE BANK & TRUST BUILDING
                                TWO HOPKINS PLAZA
                               BALTIMORE, MD 21201
                                 (410) 244-7400

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

                                    Amount to           Proposed maximum            Proposed            Amount of
     Title of Securities                be               offering price             maximum           registration
      to be registered            registered(1)           per share(2)         offering price(2)         fee(3)
------------------------------ --------------------- ------------------------ -------------------- -------------------
        Common Stock,               3,000,000               $35.4375              $106,312,500         $29,554.88
  $2.00 per share Par Value           Shares
============================== ===================== ======================== ===================== ==================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to stock splits, stock dividends and the anti-dilution provisions of the Mercantile Bankshares Corporation 1999 Omnibus Stock Plan. The shares covered in this Registration Statement include 1,352,041 shares previously registered but unissued pursuant to a Registration Statement on Form S-8 (No. 33-44375) filed by the Registrant on December 6, 1991.

(2) Calculated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h), based upon the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on November 1, 1999.

(3) $4,518.00 was previously paid by the Registrant in connection with 1,352,041 shares registered, but not issued, under the Registrant's Registration Statement (No. 33-44375) on Form S-8 filed on December 6, 1991, and $25,036.88 is paid herewith.

                                     PART I

         Documents containing the information specified in Part I of this Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

Item 3.           Incorporation of Documents by Reference.
                  ----------------------------------------

                  The following documents previously filed with the Commission by Mercantile Bankshares Corporation (the "Company" or "Registrant") are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (b) the Company's Report on Form 8-K filed on March 10, 1999; (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (d) the Company's Report on Form 8-K filed on June 11, 1999; (e) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and (f) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act, including any amendment or report filed to update the description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
                  --------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  ---------------------------------------

                  Certain legal matters in connection with this Registration Statement will be passed upon for the Registrant by Venable, Baetjer and Howard, LLP, Baltimore, Maryland. William J. McCarthy, a principal of William J. McCarthy, P.C., which is a partner of Venable, Baetjer and Howard, LLP, is a director of the Company.


Item 6.           Indemnification of Directors and Officers.
                  ------------------------------------------

                  The Maryland General Corporation Law ("MGCL") provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the MGCL provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

                  The Registrant's Charter provides, as to indemnification:

                  (a) The liability of directors and officers to Mercshares or its stockholders for money damages shall be limited to the maximum extent that the liability of directors and officers of Maryland corporations is permitted to be limited by Maryland law. This limitation on liability shall apply to events occurring at the time a person serves as a director or officer of Mercshares whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                  (b) To the maximum extent permitted by Maryland law, Mercshares shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and shall indemnify, to the same extent, its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. Mercshares shall advance expenses to its directors, officers and other person referred to above to the extent permitted by Maryland law. Mercshares' Board of Directors may by By-law, resolution or other agreement make further provision for indemnification of directors, officers, employees and agents to the extent permitted by Maryland law.

                  (c) References to Maryland law shall include the MGCL as from time to time amended. Neither the repeal or amendment of this paragraph, nor any other amendment to the Articles of Incorporation, shall eliminate or reduce the protection afforded to any person by the foregoing provisions of this paragraph with respect to any act or omission which shall have occurred prior to such repeal or amendment.


Item 7.           Exemption from Registration Claimed.
                  ------------------------------------

                  Not applicable.

Item 8.           Exhibits.
                  ---------

      4.1  -      Articles of Incorporation

           A. Articles of Incorporation effective May 27, 1969 (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(1)).

           B. Articles of Amendment effective June 6, 1969 (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(2)).

           C. Articles Supplementary effective August 28, 1970 (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(3)).

           D. Articles of Amendment effective December 14, 1970 (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(4)).

           E. Articles Supplementary effective May 10, 1971 (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(5)).

           F. Articles Supplementary effective July 30, 1971 (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 2-41379, Exhibit 3-A(6)).

           G. Articles of Amendment effective May 8, 1986 (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, Exhibit 3-A(7), Commission File No. 0-5127).

           H. Articles of Amendment effective April 27, 1988 (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, Exhibit 3-A(8), Commission File No. 0-5127).

           I. Articles Supplementary effective September 13, 1989 (Incorporated by reference to the Registrant's Form 8-K filed September 27, 1989, Exhibit B attached to Exhibit 4-A, Commission File No. 0-5127).

           J. Articles Supplementary effective January 3, 1990 (Incorporated by reference to the Registrant's Form 8-K filed January 9, 1990, Exhibit B attached to Exhibit 4-A, Commission File No. 0-5127).

           K. Articles of Amendment effective April 26, 1990 (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 3-A(11), Commission File No. 0-5127).

           L. Articles of Amendment effective April 30, 1997 (Incorporated by reference to the Registrant's Registration Statement on Form S-4, File No. 333-43651, Exhibit 3(i)(L)).

           M. Articles Supplementary effective June 9, 1999 (filed herewith).

           N. Articles Supplementary effective September 30, 1999 (filed herewith).

           O. Amendment No. 1 to Registrant's Registration Statement on Form 8-B, amending description of securities (Incorporated by reference to Form 8 filed December 20, 1991, Commission File No. 0-5127).

      4.2  -      Bylaws (filed herewith).

      4.3  -      Rights Agreement dated as of June 8, 1999, between the
                  Company and the Rights Agent (incorporated by reference to Form 8-K of Registrant, Exhibit (4) filed June 11, 1999,
                  Commission File No. 0-5127).

      4.4 Mercantile Bankshares Corporation 1999 Omnibus Stock Plan (filed herewith).

      5.1  -      Opinion of Venable, Baetjer and Howard, LLP (filed herewith).

     23.1  -      Consent of PricewaterhouseCoopers, LLP  (filed herewith).

     23.2  -      Consent of Venable, Baetjer and Howard, LLP (contained in
                  Exhibit 5.1).

     24.1 - Power of Attorney (filed herewith).


Item 9.           Undertakings.
                  -------------

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Mercantile Bankshares Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore in the State of Maryland on this 4th day of November, 1999.

                         MERCANTILE BANKSHARES CORPORATION


                         /s/ H. Furlong Baldwin
                         ----------------------
                         H. Furlong Baldwin
                         Chairman of the Board, President and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 4th day of November, 1999.


Signature                        Capacity
---------                        --------

/s/ H. Furlong Baldwin           Chairman, President and Chief Executive Officer
----------------------           (Principal Executive Officer)
H. Furlong Baldwin

/s/ Terry L. Troupe              Chief Financial Officer (Principal Financial
-------------------              Officer)
 Terry L. Troupe

/s/ Diana E. Nelson              Controller and Chief Accounting Officer
-------------------              (Principal Accounting Officer)
 Diana E. Nelson

A Majority of the Board of Directors:

Christian H. Poindexter, Freeman A. Hrabowski, III,
William R. Brody, Robert A. Kinsley, George L.
Bunting, Jr., Mary Junck, Cynthia A. Archer,
Thomas M. Bancroft, Jr., William J. McCarthy,
Richard O. Berndt


By:  /s/ H. Furlong Baldwin
-----------------------------------
H. Furlong Baldwin
For Himself and as Attorney-in-fact

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NUMBER         DESCRIPTION
--------------         -----------
    4.1.M              Articles Supplementary effective June 9, 1999
    4.1.N              Articles Supplementary effective September 9,
                       1999
    4.2                Bylaws
    4.4                Mercantile Bankshares Corporation 1999
                       Omnibus Stock Plan
    5.1                Opinion of Venable, Baetjer and Howard, LLP
    23.1               Consent of PricewaterhouseCoopers LLP
    24.1               Power of Attorney